BYLAWS

OF

ON4 COMMUNICATIONS, INC.

1.SHAREHOLDERS AND SHAREHOLDERS’ MEETINGS

1.1Annual Meeting.  The annual meeting of the shareholders of this corporation (the “Corporation”) for the election of directors and for the transaction of such other business as may properly come before the meeting will be held each year at the principal office of the Corporation, or at some other place either within or without the State of Delaware as designated by the Board of Directors, on the day and at the time specified in Exhibit A, which is attached hereto and incorporated herein by this reference, or on such other day and time as may be set by the Board of Directors.  If the specified day is a Sunday or a legal holiday, then the meeting will take place on the next business day at the same time or on such other day and time as may be set by the Board of Directors.

1.2Special Meetings.  Special meetings of the shareholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, the President, a majority of the Board of Directors, or any shareholder or shareholders holding in the aggregate one-fourth of the voting power of all shareholders.  The meetings will be held at such time and place as the Board of Directors may prescribe, or, if not held upon the request of the Board of Directors, at such time and place as may be established by the President or by the Secretary in the President’s absence.  Only business within the purpose or purposes described in the meeting notice may be conducted.

1.3Notice of Meetings.  Notice of the place, date and time of the annual shareholders’ meeting and notice of the place, date, time and purpose or purposes of special shareholders’ meetings will be delivered not less than 10 (or, if required by Delaware law, 20) or more than 60 days before the date of the meeting, either (i) by tangible medium transmitted by mail, private carrier, personal delivery, telephone, wire or wireless equipment which transmits a facsimile of the notice, (ii) by electronic transmission in accordance with applicable law, or (iii) in any other manner approved by law, by or at the direction of the President or the Secretary, to each shareholder of record entitled to notice of such meeting.  Notice given in accordance with the foregoing will be effective when and as provided under applicable law.

1.4Waiver of Notice.  Except where expressly prohibited by law or the Certificate of Incorporation, notice of the place, date, time and purpose or purposes of any shareholders’ meeting may be waived by any shareholder at any time, either before or after the meeting.  Such waiver may be provided by the shareholder to the Corporation either (i) in an executed and dated written record or (ii) in an executed and dated electronically transmitted record, if the Corporation has designated an address, location or system to which such waiver may be electronically transmitted and such waiver is electronically transmitted to such designated address, location, or system.  Attendance at the meeting in person or by proxy waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.  A shareholder waives objection to consideration   of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

ON4 COMMUNICATIONS, INC. Bylaws

1.5Shareholders’ Action Without a Meeting.  Any action that may be taken at a meeting of the shareholders may be taken without a meeting or a vote if (i) the action is taken by one or more consents, each in the form of a record delivered to the Corporation, of all shareholders entitled to vote on the action or (ii) the action is taken by one or more consents, each in the form of a record delivered to the Corporation, by the shareholders of the Corporation who hold of record, or are otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.  Any consent delivered to the Corporation pursuant to this Section will be inserted in the minute book as if it were the minutes of a meeting of the shareholders and each consent will be (i) in an executed record or (ii) in an executed electronically transmitted record.

1.6Telephone Meetings.  Shareholders may participate in a meeting of shareholders by means of a conference telephone or any similar communications equipment that enables all persons participating in the meeting to hear each other during the meeting.  Participation by such means will constitute presence in person at a meeting.

1.7Intentionally Omitted.

1.8Quorum and Voting.  The presence in person or by proxy of the holders of a majority of the votes entitled to be cast on a matter at a meeting will constitute a quorum of shareholders for that matter.  If a quorum exists, action on a matter will be approved by a voting group if the votes cast within a voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes is required by the Certificate of Incorporation or by law.  If the Certificate of Incorporation or Delaware law provide for voting by two or more voting groups on a matter, action on a matter is taken only when voted upon by each of those voting groups counted separately.  Action may be taken by one voting group on a matter even though no action is taken by another voting group.

1.9Adjourned Meetings.  If a shareholders’ meeting is adjourned to a different place, date or time, whether for failure to achieve a quorum or otherwise, notice need not be given of the new place, date or time if the new place, date or time is announced at the meeting before adjournment.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in these Bylaws, that determination will apply to any adjournment thereof, unless Delaware law requires fixing a new record date.  If Delaware law requires that a new record date be set for the adjourned meeting, notice of the adjourned meeting must be given to shareholders as of the new record date.  Any business may be transacted at an adjourned meeting that could have been transacted at the meeting as originally called.

1.10Proxies.  A shareholder may appoint a proxy to vote or otherwise act for the shareholder by (i) executing a writing authorizing another person or persons to act for the shareholder as proxy, or (ii) transmitting or authorizing the transmission of an electronic transmission which contains or is accompanied by information from which it can be reasonably verified that the transmission was  authorized by the shareholder or by the shareholder’s attorney-in-fact.  The Corporation will require the holders of proxies by transmission to provide to the Corporation copies of the transmission. The appointment will be valid for 11 months unless the appointment form expressly provides for a longer period.  An appointment of a proxy is revocable unless the appointment is coupled with an interest.  No revocation will be effective until written notice thereof has actually been received by the Secretary of the Corporation.

ON4 COMMUNICATIONS, INC. Bylaws

2.BOARD OF DIRECTORS

2.1Number and Qualification.  The business affairs and property of the Corporation will be managed under the direction of a Board of Directors, the number of members of which is set forth in Exhibit A.  The Board of Directors may increase or decrease this number by resolution.  A decrease in the number of directors will not shorten the term of an incumbent director.

2.2Election—Term of Office.  The directors will be elected by the shareholders at each annual shareholders’ meeting or at a special shareholders’ meeting called for such purpose.  Despite the expiration of a director’s term, the director continues to serve until his or her successor is elected and qualified or until there is a decrease in the authorized number of directors.

2.3Vacancies.  Except as otherwise provided by law, vacancies in the Board of Directors, whether caused by resignation, death, retirement, disqualification, removal, increase in the number of directors, or otherwise, may be filled for the remainder of the term by the Board of Directors, by the shareholders, or, if the directors in office constitute less than a quorum of the Board of Directors, by an affirmative vote of a majority of the remaining directors.  The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected.  A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

2.4Quorum and Voting.  At any meeting of the Board of Directors, the presence in person (including presence by electronic means such as a telephone conference call) of a majority of the number of directors presently in office will constitute a quorum for the transaction of business.  Notwithstanding the foregoing, in no case will a quorum be less than one-third of the authorized number of directors.  If a quorum is present at the time of a vote, the affirmative vote of a majority of the directors present at the time of the vote will be the act of the Board of Directors and of the Corporation except as may be otherwise specifically provided by the Certificate of Incorporation, by these Bylaws, or by law.  A director who is present at a meeting of the Board of Directors when action is taken is deemed to have assented to the action taken unless:  (a) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or to transacting business at the meeting; (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting.  The right of dissent or abstention is not available to a director who votes in favor of the action taken.

2.5Regular Meetings.  Regular meetings of the Board of Directors will be held at such place, date and time as will from time to time be fixed by resolution of the Board.  2.6Special Meetings.  Special meetings of the Board of Directors may be held at any place and at any time and may be called by the Chairman of the Board, the President, Vice President, Secretary or Treasurer, or any two or more directors.

ON4 COMMUNICATIONS, INC. Bylaws

2.7Notice of Meetings.  Unless the Certificate of Incorporation provide otherwise, any regular meeting of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting.  Any special meeting of the Board of Directors must be preceded by at least one day’s notice of the date, time, and place of the meeting, but not of its purpose.  Notice may be given (i) orally, (ii) by tangible medium transmitted by mail, private carrier, personal delivery, telephone, wire or wireless equipment which transmits a facsimile of the notice, (iii) by electronic transmission in accordance with applicable law, or (iv) in any other manner allowed by law.  Notice of any meeting of the Board of Directors may be waived by any director at any time. The waiver will be set forth either (i) in an executed record or (ii) in an executed electronically transmitted record if the Corporation has designated an address, location, or system to which waiver may be electronically transmitted.  The waiver will be delivered to the Corporation for inclusion in the minutes, either before or after the meeting.  Attendance or participation by a director at a meeting will constitute a waiver of any required notice of the meeting unless the director promptly objects to holding the meeting or to the transaction of any business on the grounds that the meeting was not lawfully convened and the director does not thereafter vote for or assent to action taken at the meeting.

2.8Directors’ Action Without A Meeting.  The Board of Directors or a committee thereof may take any action without a meeting that it could properly take at a meeting if one or more consents setting forth the action are executed by all of the directors, or all of the members of the committee, as the case may be, either before or after the action is taken, and if the consents are delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

2.9Committees of the Board of Directors.  The Board of Directors, by resolutions adopted by a majority of the members of the Board of Directors in office, may create from among its members one or more committees and will appoint the members thereof.  Each such committee must have two or more members, who will be directors and who will serve at the pleasure of the Board of Directors.  Subject to the foregoing, a committee may have non-director members if such members are ratified by the Board of Directors. A committee of the Board of Directors may not exercise the authority of the Board of Directors for any matter.  Each committee of the Board of Directors will keep regular minutes of its proceedings and will report to the Board of Directors when requested to do so.

2.10Telephone Meetings.  Members of the Board of Directors or of any committee appointed by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other during the meeting.  Participation by such means will constitute presence in person at a meeting.

2.11Compensation of Directors.  The Board of Directors may fix the compensation of directors as such and may authorize the reimbursement of their expenses.

ON4 COMMUNICATIONS, INC. Bylaws

3.OFFICERS

3.1Officers Enumerated-Election.  The officers of the Corporation will consist of such officers and assistant officers as may be designated by resolution of the Board of Directors.  The officers may include a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and any assistant officers.  The officers will hold office at the pleasure of the Board of Directors.  Unless otherwise restricted by the Board of Directors, the President may appoint any assistant officer, the Secretary may appoint one or more Assistant Secretaries, and the Treasurer may appoint one or more Assistant Treasurers; provided that any such appointments will be recorded in writing in the corporate records.

3.2Qualifications.  None of the officers of the Corporation need be a director.  Any two or more corporate offices may be held by the same person.

3.3Duties of the Officers.  Unless otherwise prescribed by the Board of Directors, the duties of the officers will be as follows:

Chairman of the Board.  The Chairman of the Board, if one is elected, will preside at meetings of the Board of Directors and of the shareholders, will be responsible for carrying out the plans and directives of the Board of Directors, will report to and consult with the Board of Directors and, if the Board so resolves, will be the Chief Executive Officer.  The Chairman of the Board will have such other powers and duties as the Board of Directors may from time to time prescribe.

President.  The President will exercise the usual executive powers pertaining to the office of President.  In the absence of a Chairman of the Board, the President will preside at meetings of the Board of Directors and of the shareholders, perform the other duties of the Chairman of the Board prescribed in this Section, and perform such other duties as the Board of Directors may from time to time designate.  In addition, if there is no Secretary in office, the President will perform the duties of the Secretary.

Vice President.  Each Vice President will perform such duties as the Board of Directors may from time to time designate.  In addition, the Vice President, or if there is more than one, the most senior Vice President available, will act as President in the absence or disability of the President.

Secretary.  The Secretary will be responsible for and will keep, personally or with the assistance of others, records of the proceedings of the directors and shareholders; authenticate records of the Corporation; attest all certificates of stock in the name of the Corporation; keep the corporate seal, if any, and affix the same to certificates of stock and other proper documents; keep a record of the issuance of certificates of stock and the transfers of the same; and perform such other duties as the Board of Directors may from time to time designate.

Treasurer.  The Treasurer will have the care and custody of, and be responsible for, all funds and securities of the Corporation and will cause to be kept regular books of account.  The Treasurer will cause to be deposited all funds and other valuable effects in the name of the Corporation in such depositories as may be designated by the Board of Directors.  In general, the Treasurer will perform all of the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned by the Board of Directors.

ON4 COMMUNICATIONS, INC. Bylaws

Assistant Officers.  Assistant officers may consist of one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers.  Each assistant officer will perform those duties assigned to him or her from time to time by the Board of Directors, the President, or the officer who appointed him or her.

3.4Vacancies.  Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting.

3.5Removal.  Any officer or agent may be removed by action of the Board of Directors with or without cause, but any removal will be without prejudice to the contract rights, if any, of the person removed.  Election or appointment of an officer or agent will not of itself create any contract rights.

3.6Compensation.  The compensation of all officers of the Corporation will be fixed by the Board of Directors.

4.SHARES AND CERTIFICATES OF SHARES

4.1Share Certificates.  Share certificates will be issued in numerical order, and each shareholder will be entitled to a certificate signed by the President or a Vice President, and attested by the Secretary or an Assistant Secretary.  Share certificates may be sealed with the corporate seal, if any.  Facsimiles of the signatures and seal may be used as permitted by law.  Every share certificate will state:

(a)the name of the Corporation;

(b)that the Corporation is organized under the laws of the State of Delaware;

(c)the name of the person or entity to whom the share certificate is issued;

(d)the number, class and series (if any) of shares that the certificate represents; and

(e)if the Corporation is authorized to issue shares of more than one class or series, that upon written request and without charge, the Corporation will furnish any shareholder with a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series, and the authority of the Board of Directors to determine variations for future series.

4.2Consideration for Shares.  Shares of the Corporation may be issued for such consideration as will be determined by the Board of Directors to be adequate.  The consideration for the issuance of shares may be paid in whole or in part in cash, or in any tangible or intangible property or benefit to the Corporation, including but not limited to promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation.  Establishment by the Board of Directors of the amount of consideration received or to be received for shares of the Corporation will be deemed to be a determination that the consideration so established is adequate.

ON4 COMMUNICATIONS, INC. Bylaws

4.3Transfers.  Subject to applicable law and any applicable Shareholders Agreement, which agreement may be amended or revised from time to time, shares may be transferred by delivery of the certificate, accompanied either by an assignment in writing on the back of the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the record holder of the certificate.  Except as otherwise specifically provided in these Bylaws, no shares of stock will be transferred on the books of the Corporation until the outstanding certificate therefore has been surrendered to the Corporation.

4.4Loss or Destruction of Certificates.  In the event of the loss or destruction of any certificate, a new certificate may be issued in lieu thereof upon satisfactory proof of such loss or destruction, and upon the giving of security against loss to the Corporation by bond, indemnity or otherwise, to the extent deemed necessary by the Board of Directors, the Secretary, or the Treasurer.

4.5Fixing Record Date.  The Board of Directors may fix in advance a date as the record date for determining shareholders entitled: (i) to notice of or to vote at any shareholders’ meeting or any adjournment thereof; (ii) to receive payment of any share dividend; or (iii) to receive payment of any distribution.  The Board of Directors may in addition fix record dates with respect to any allotment of rights or conversion or exchange of any securities by their terms, or for any other proper purpose, as determined by the Board of Directors and by law.  The record date will be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days (or  such longer period as may be required by Delaware law) prior to the date on which the particular action requiring determination of shareholders is to be taken.  If no record date is fixed for determining the shareholders entitled to notice of or to vote at a meeting of shareholders, the record date will be the date before the day on which notice of the meeting is delivered.  If no record date is fixed for the determination of shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation’s own shares), the record date will be the date on which the Board adopted the resolution declaring the distribution.  If no record date is fixed for determining shareholders entitled to a share dividend, the record date will be the date on which the Board of Directors authorized the dividend.

5.BOOKS, RECORDS AND REPORTS

5.1Records of Corporate Meetings, Accounting Records and Share Registers.  The Corporation will keep, as permanent records, minutes of all meetings of the Board of Directors and shareholders, and all actions taken without a meeting.  The Corporation or its agent will maintain, in a form that permits preparation of a list, a list of the names and addresses of its shareholders, in alphabetical order by class of shares, and the number, class, and series, if any, of shares held by each.  The Corporation will also maintain appropriate accounting records.

5.2Intentionally Omitted.

5.3Examination of Records.  A shareholder will have the right to inspect and copy, during regular business hours at the principal office of the Corporation, in person or by his or her attorney or agent, the corporate accounting records if the shareholder gives the Corporation notice of the demand at least five business days before the date on which the shareholder wishes to make such inspection.  In addition, if a shareholder’s demand is made in good faith and for a proper purpose,   a shareholder may inspect and copy, during regular business hours at a reasonable location specified by the Corporation, excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors, records of actions taken by the Board of Directors without a meeting, minutes of shareholders’ meetings held or records of action taken by shareholders without a meeting, or the record of shareholders; provided that the shareholder will have made a demand describing with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect, and provided further that the records are directly connected to the shareholder’s purpose.  This section will not affect any right of shareholders to inspect records of the Corporation that may be otherwise granted to the shareholders by law.

ON4 COMMUNICATIONS, INC. Bylaws

5.4Financial Statements.  Not later than four months after the end of each fiscal year, or in any event prior to its annual meeting of shareholders, the Corporation will prepare a balance sheet and income statement in accordance with Delaware law.  The Corporation will furnish a copy of each to any shareholder upon request.  Such request will be set forth in either (i) a written record or (ii) in an electronically transmitted record.

6.FISCAL YEAR

The fiscal year of the Corporation will be as set forth in Exhibit A.

7.INTENTIONALLY OMITTED

8.MISCELLANEOUS PROCEDURAL PROVISIONS

The Board of Directors may adopt rules of procedure to govern any meetings of shareholders or directors to the extent not inconsistent with law, the Corporation’s Certificate of Incorporation, or these Bylaws, as they are in effect from time to time.  In the absence of any rules of procedure adopted by the Board of Directors, the chairman of the meeting will make all decisions regarding the procedures for any meeting.

9.AMENDMENT OF BYLAWS

The Board of Directors is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the shareholders of the Corporation to change or repeal the Bylaws.

10.INDEMNIFICATION OF DIRECTORS AND OTHERS

10.1Grant of Indemnification.  Subject to Section 10.2, each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director of the Corporation or who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of this or another Corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan,   whether the basis of such proceeding is alleged action in an official capacity as a director or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification will continue as to a person who has ceased to be a director and will inure to the benefit of his or her heirs, executors and administrators.

ON4 COMMUNICATIONS, INC. Bylaws

10.2Limitations on Indemnification.  Notwithstanding Section 10.1, no indemnification will be provided hereunder to any such person to the extent that such indemnification would be prohibited by the Delaware Business Corporation Act or other applicable law as then in effect, nor will the Corporation indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person except where such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

10.3Intentionally Omitted.

10.4Intentionally Omitted.

10.5Nonexclusivity.  The right to indemnification conferred in this section will be valid to the extent consistent with Delaware law.

10.6Indemnification of Officers, Employees and Agents.  The Corporation may, by action of its Board of Directors from time to time, provide indemnification on the same terms and with the same scope and effect as the provisions of this section with respect to the indemnification of directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Delaware Business Corporation Act or on such other terms as the Board may deem proper.

10.7Insurance and Other Security.  The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by the individual in that capacity or arising from his or her status as an officer, director, agent, or employee, whether or not the Corporation would have the power to indemnify such person against the same liability under the Delaware Business Corporation Act.  The Corporation may enter into contracts with any director or officer of the Corporation in furtherance of the provisions of this section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this section.

10.8Amendment or Modification.  This section may be altered or amended at any time as provided in these Bylaws, but no such amendment will have the effect of diminishing the rights of any person who is or was an officer or director as to any acts or omissions taken or omitted to be taken prior to the effective date of such amendment.

11.REPRESENTATION OF SHARES OF OTHER CORPORATIONS

ON4 COMMUNICATIONS, INC. Bylaws

Unless otherwise restricted by the Board of Directors, the Chairman, President, and any Vice President of the Corporation are each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of other corporations standing in the name of the Corporation.  This authority may be exercised by such officers either in person or by a duly executed proxy or power of attorney.

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EXHIBIT A

Section 1.1.Date and time of annual shareholders’ meeting will be the second Tuesday in February of each year.

Section 2.1.Number of members of Board of Directors, unless and until changed by resolution of the Board of Directors: 1 or more

Section 6.Fiscal year: October 31st

Section 7.Intentionally omitted.

Date Bylaws Adopted:  February 9, 2020

ON4 COMMUNICATIONS, INC. Bylaws